UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	December 30, 2004

Hecla Mining Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8491	82-0126240

(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200 Coeur d’Alene, Idaho	83815-9408

(Address of Principal Executive Offices)	(Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04    Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

        On December 15, 2004, Hecla Mining Company (the “Company”) sent a notice to all participants under the Hecla Mining Company Capital Accumulation (401(k)) Plan (the “Plan”) stating that the Company was changing the record keeper of the Plan. As a result of the time required to effect this change in the Plan, on December 30, 2004, a blackout notice was sent to all executive officers and directors of the Company informing them that they (and their immediate family members who share their residence) could not purchase, sell, transfer, acquire or dispose of shares of the Company’s common stock or options from January 28, 2005 to February 21, 2005. The notice was provided pursuant to Regulation BTR under the Securities Act of 1934 and Section 306 of the Sarbanes-Oxley Act of 2002.

        If the executive officers or directors have any questions pertaining to the blackout period they are directed to contact Michael B. White by telephone at (208) 769-4110 or by mail at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, ID 83815-9408.

        A copy of the notice transmitted to the executive officers and directors of the Company is set forth in Exhibit 99 hereto and is incorporated by reference into this Item.

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is furnished as part of this report:

99	Notice of Blackout Period to Directors and Executive Officers of Hecla Mining Company, dated December 30, 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY
By:	/s/ Michael B. White

Name: Michael B. White Title: Corporate Secretary

Dated: December 30, 2004

EXHIBIT INDEX

Exhibit No.	Description

99	Notice of Blackout Period to Directors and Executive Officers of Hecla Mining Company, dated December 30, 2004